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                                    FORM 8-K




                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934


                Date of report (date of earliest event reported):


                                December 10, 1996




                           COMMISSION FILE NO. 0-25842

                        PACIFIC GAS TRANSMISSION COMPANY
             (Exact name of registrant as specified in its charter)

          California                              94-1512922
     (State or other jurisdiction of              (I.R.S. employer
      incorporation or organization)               Identification No.)


2100 SW River Parkway, Portland, OR                       97201
(Address of principal executive offices)                (Zip code)


Registrant's telephone number, including area code:  (503) 833-4000

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Item 5. OTHER EVENTS

Acquisition of Assets:
----------------------

On December 10, 1996, Pacific Gas Transmission Company (PGT) announced the acquisition of Edisto Resources Corporation's gas marketing operations in the United States and Canada, known jointly as "Energy Source." The effective date was November 30, 1996, and the purchase price, paid in cash, was approximately $23 million plus working capital.

PGT plans on continuing the marketing operations of Energy Source, which has offices in Houston, Calgary, Tulsa, Pittsburgh and New York, with a customer base in the Northeast and Midwest regions of the United States.


Holding Company Structure:
--------------------------
Effective January 1, 1997, PG&E Corporation became the holding company for Pacific Gas and Electric Company and its principal subsidiaries, PG&E Enterprises and Pacific Gas Transmission Company (PGT).

In coordination with this change, PG&E Gas Holdings, a California corporation, was established as a holding company for PGT. PGT's debt securities were
unaffected and remain securities of PGT.   All of the capital stock of PGT is
owned by PG&E Gas Holdings, and all of the capital stock of PG&E Gas Holdings is owned by PG&E Corporation.
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              PACIFIC GAS TRANSMISSION COMPANY



Dated:  January 10, 1997       By: /s/ FRANK R. LINDH
                               ----------------------
                               Frank R. Lindh
                               General Counsel and Corporate Secretary